UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 11, 2010


                                ESL TEACHERS INC.
             (Exact name of registrant as specified in its charter)

          Nevada                       333-148801                75-3252264
(State or other Jurisdiction          (Commission             (I.R.S. Employer
     of incorporation)                File Number)           Identification No.)

                     2475 Paseo del las Americas, Suite 1135
                              San Diego, CA, 92154
                    (Address of principal executive offices)

                                 (619) 955-7885
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On February 11, 2010, ESL Teachers Inc. (the "Company") entered into a subscription agreement with Finter Bank Zurich. Pursuant to this subscription agreement Finter Bank Zurich, acquired 1,000,000 (post split) units at $0.25 per unit for aggregate proceeds of $250,000. Each unit consists of one common share of the Company's stock and one warrant to purchase an additional share of the Company's common stock at $0.50 per share for a period of 24 months. These securities were issued pursuant to an exemption from registration under Regulation S of the Securities Act of 1933, as amended.

The share issuances shall be completed upon the Company completing a 30 for one forward split of its issued and outstanding shares of common stock.

ITEM 7.01 REGULATION FD DISCLOSURE

As previously announced, on March 2, 2010, we entered into a letter of agreement for the acquisition of private mineral leasehold rights to certain coal mining property in Sheraton County, Wyoming with Rocking Hard Investment, LLC and Synfuel Technology, Inc. (the "Agreement").

We confirm that the initial payment of $55,000 has been made pursuant to the terms of the Agreement and are proceeding with the next steps in the development of the property.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2010                     ESL TEACHERS INC.


                                         By: /s/ Mauricio Beltran
                                            ------------------------------------
                                             Mauricio Beltran
                                             President, Chief Executive Officer,
                                             Chief Financial Officer, Treasurer,
                                             Secretary and Director

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